The Bancorp, Inc. Reports Second Quarter 2012 Financial Results

Wilmington, DE – July 23, 2012 – The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the quarter ended June 30, 2012.

Financial Highlights

•
Net income for the second quarter of 2012 increased to $3.9 million compared to $660,000 in the second quarter of 2011.  Diluted earnings per share increased to $0.12 versus $0.02, respectively, for those periods.  Diluted earnings per share amounted to $0.24 for the six months ended June 30, 2012 compared to diluted earnings per share of $0.11 for the six months ended June 30, 2011.

Key factors driving these results were:

•	61% increase in quarterly prepaid card fees to $7.1 million compared to $4.4 million in second quarter 2011.

•	14% increase in quarterly net interest income to $20.9 million compared to $18.3 million in second quarter 2011.

•
47% increase in quarterly non-interest income (including prepaid card fees) to $10.6 million compared to $7.2 million in second quarter 2011 excluding security gains and other than temporary impairment (OTTI).

•	At June 30, 2012 the portfolio of loans and securities had grown to $2.4 billion, an increase of $360 million, or 18% over second quarter 2011. Outstanding loans increased 7% over that period.

•
Average deposits for second quarter 2012 totaled $3.1 billion, an increase of $732 million or 31% over 2011,   reflecting growth in all major deposit categories. The interest paid on deposits between those respective periods decreased to 0.37% from 0.50%.

Betsy Z. Cohen, Bancorp’s Chief Executive Officer, said, “Second quarter 2012 saw a continuation in our earnings growth as a result of significant increases in both our non-interest and net interest income.  Adjusted operating earnings, a non-GAAP measure, increased to $10.8 million, a $3.1 million, or 40% increase over the comparable prior year period. Our position as a leader in the prepaid card space continues to drive the increase in non-interest income.  On the asset side, we grew our loans 7% over the year in a difficult lending environment. We continue to target what we believe to be lower risk assets including Small Business Administration (SBA) loans, security backed lines of credit and vehicle fleet leasing. Consumer loans, primarily security backed lines of credit, grew 28% over the past year, to $256 million.  Due to the historically demonstrated strength of related collateral, losses on security backed loans have been virtually non-existent.  The Company is well capitalized, and book value per share increased from $7.90 at June 30, 2011 to $8.54 at June 30, 2012, or an increase of 8%.”

Financial Results

Bancorp reported net income available to common shareholders for the three months ended June 30, 2012 of $3.9 million or diluted earnings per share of $0.12, based on 33,147,791 weighted average shares outstanding, compared to net income available to common shareholders of $660,000 or diluted earnings per share of $0.02, based on 33,205,741 weighted average shares outstanding, for the three months ended June 30, 2011.  Adjusted operating earnings, a non-GAAP measure, increased to $10.8 million for the three months ended June 30, 2012 compared to $7.7 million for the three months ended June 30, 2011.  The following is a reconciliation of adjusted operating earnings to net income available to common shareholders (for the three month period):

	Quarter ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011

Net income available to common shareholders	$3,854	$660	$7,826	$3,348
Income tax expense	2,150	289	4,377	1,720
Gains on sales of investment securities	-	(603)	-	(603)
Other than temporary impairment in securities	126	-	126	75
Losses and write downs on other real estate owned	421	439	1,872	491
Provision for loan and lease losses	4,287	6,963	9,507	11,635
Adjusted operating earnings (1)	$10,838	$7,748	$23,708	$16,666

(1)
As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.  Other companies may calculate adjusted operating earnings differently.  Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for GAAP.

Balance Sheet Summary

At June 30, 2012, Bancorp's total assets amounted to $3.2 billion, an increase of $684 million or 28% over total assets at June 30, 2011. The increase in assets primarily reflected increases in deposits, primarily in transaction accounts.  During that period, investments increased to $600 million, an increase of $234 million or 64%; loans increased to $1.8 billion, an increase of $126 million or 7%; and deposits increased to $2.8 billion, an increase of $660 million or 30%.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 8:00 AM EDT Tuesday, July 24, 2012 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 800.591.6945, access code 57226723.  You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Tuesday, July 31, 2012 by dialing 888.286.8010, access code 71622633.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services both directly and through private-label affinity programs nationwide.  The Bancorp Bank’s regional community bank operations serve the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp, Inc.’s filings with the SEC, including the “Risk Factors” sections of The Bancorp Inc.’s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
	(dollars in thousands except per share data)
Condensed income statement
Net interest income	$20,881	$18,257	$41,797	$36,455
Provision for loan and lease losses	4,287	6,963	9,507	11,635
Non-interest income
Gain on sales of investment securities	-	603	-	603
Other than temporary impairment of investment securities	(126)	-	(126)	(75)
Other non-interest income	10,575	7,184	22,865	14,942
Total non-interest income	10,449	7,787	22,739	15,470
Non-interest expense
Losses and write downs on other real estate owned	421	439	1,872	491
Other non-interest expense	20,618	17,693	40,954	34,731
Total non-interest expense	21,039	18,132	42,826	35,222
Net income before income tax expense	6,004	949	12,203	5,068
Income tax expense	2,150	289	4,377	1,720
Net income available to common shareholders	$3,854	$660	$7,826	$3,348

Basic earnings per share	$0.12	$0.02	$0.24	$0.11

Diluted earnings per share	$0.12	$0.02	$0.24	$0.11
Weighted average shares - basic	33,101,281	33,196,281	33,099,303	30,638,325
Weighted average shares - diluted	33,147,791	33,205,741	33,114,968	30,645,678

Balance sheet	June 30,	March 31,	December 31,	June 30,
	2012	2012	2011	2011
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$5,560	$142,123	$96,228	$168,957
Interest earning deposits at Federal Reserve Bank	692,582	1,663,664	652,946	199,866
Total cash and cash equivalents	698,142	1,805,787	749,174	368,823

Investment securities, available-for-sale, at fair value	582,219	481,553	448,204	347,465
Investment securities, held-to-maturity	17,796	17,971	18,044	18,102
Federal Home Loan Bank & Atlantic Central Bankers Bank stock	4,596	4,836	5,088	5,634
Loans, net of deferred costs	1,804,312	1,748,867	1,744,828	1,678,660
Allowance for loan and lease losses	(31,171)	(31,500)	(29,568)	(27,685)
Loans, net	1,773,141	1,717,367	1,715,260	1,650,975
Premises and equipment, net	8,694	8,514	8,358	8,296
Accrued interest receivable	9,297	9,032	8,476	7,839
Intangible assets, net	7,504	7,754	8,004	8,504
Other real estate owned	4,919	7,726	7,405	3,764
Deferred tax asset, net	20,716	20,804	21,941	21,960
Other assets	23,178	22,703	20,727	24,477
Total assets	$3,150,202	$4,104,047	$3,010,681	$2,465,839

Liabilities:
Deposits
Demand and interest checking	$2,335,960	$3,275,611	$2,192,938	$1,816,926
Savings and money market	456,614	468,183	454,343	332,956
Time deposits	20,619	20,637	25,528	1,394
Time deposits, $100,000 and over	9,104	9,447	9,742	11,427
Total deposits	2,822,297	3,773,878	2,682,551	2,162,703

Securities sold under agreements to repurchase	21,948	25,906	33,177	20,258
Accrued interest payable	127	129	123	131
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	9,555	12,500	9,950	7,109
Total liabilities	$2,867,328	$3,825,814	$2,739,202	$2,203,602

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 33,201,281 and 33,196,281 shares issued at June 30, 2012 and 2011, respectively	33,201	33,201	33,196	33,196
Treasury stock (100,000 shares)	(866)	(866)	(866)	-
Additional paid-in capital	243,284	242,661	241,997	241,011
Accumulated deficit	(1,451)	(5,305)	(9,277)	(14,847)
Accumulated other comprehensive gain	8,706	8,542	6,429	2,877
Total shareholders' equity	282,874	278,233	271,479	262,237

Total liabilities and shareholders' equity	$3,150,202	$4,104,047	$3,010,681	$2,465,839

Average balance sheet and net interest income	Three months ended June 30, 2012			Three months ended June 30, 2011
(dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount	$1,780,071	$19,125	4.30%	$1,642,867	$18,084	4.40%
Leases - bank qualified*	13,770	207	6.01%	4,820	100	8.30%
Investment securities-taxable	435,903	3,369	3.09%	270,535	2,340	3.46%
Investment securities-nontaxable*	105,869	1,097	4.14%	76,123	1,007	5.29%
Interest earning deposits at Federal Reserve Bank	954,213	605	0.25%	389,794	230	0.24%
Net interest earning assets	3,289,826	24,403	2.97%	2,384,139	21,761	3.65%

Allowance for loan and lease losses	(32,101)			(26,463)
Other assets	126,547			271,564
	$3,384,272			$2,629,240

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$2,580,647	$2,094	0.32%	$1,978,071	$2,188	0.44%
Savings and money market	448,571	625	0.56%	336,244	654	0.78%
Time	29,862	106	1.42%	12,812	43	1.34%
Total deposits	3,059,080	2,825	0.37%	2,327,127	2,885	0.50%

Repurchase agreements	22,255	24	0.43%	19,832	26	0.52%
Subordinated debt	13,401	217	6.48%	13,401	216	6.45%
Total deposits and interest bearing liabilities	3,094,736	3,066	0.40%	2,360,360	3,127	0.53%

Other liabilities	9,551			9,668
Total liabilities	3,104,287			2,370,028

Shareholders' equity	279,985			259,212
	$3,384,272			$2,629,240
Net interest income on tax equivalent basis*		$21,337			$18,634

Tax equivalent adjustment		456			377

Net interest income		$20,881			$18,257
Net interest margin *			2.59%			3.13%

* Full taxable equivalent basis, using a 35% statutory tax rate.

Average balance sheet and net interest income	Six months ended June 30, 2012			Six months ended June 30, 2011
(Dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount	$1,756,910	$37,948	4.32%	$1,635,432	$36,344	4.44%
Leases - bank qualified*	12,105	397	6.56%	3,589	150	8.36%
Investment securities-taxable	402,949	6,561	3.26%	228,302	3,897	3.41%
Investment securities-nontaxable*	101,126	2,161	4.27%	76,854	2,018	5.25%
Interest earning deposits at Federal Reserve Bank	1,325,250	1,658	0.25%	610,215	745	0.24%
Net interest-earning assets	3,598,340	48,725	2.71%	2,554,392	43,154	3.38%

Allowance for loan and lease losses	(31,388)			(25,648)
Other assets	179,115			279,032
	$3,746,067			$2,807,776

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$2,936,649	$4,088	0.28%	$2,169,238	$4,033	0.37%
Savings and money market	453,213	1,257	0.55%	328,899	1,310	0.80%
Time	30,608	203	1.33%	29,567	147	0.99%
Total deposits	3,420,470	5,548	0.32%	2,527,704	5,490	0.43%

Short-term borrowings	-	-	0.00%	1,503	3	0.40%
Repurchase agreements	25,257	51	0.40%	18,439	42	0.46%
Subordinated debt	13,401	434	6.48%	13,401	431	6.43%
Total deposits and interest bearing liabilities	3,459,128	6,033	0.35%	2,561,047	5,966	0.47%

Other liabilities	10,078			9,553
Total liabilities	3,469,206			2,570,600

Shareholders' equity	276,861			237,176

	$3,746,067			$2,807,776
Net interest income on tax equivalent basis*		42,692			37,188

Tax equivalent adjustment		895			733

Net interest income		$41,797			$36,455
Net interest margin *			2.37%			2.91%

* Full taxable equivalent basis to be comparable to the interest income of all other categories, using a 35% statutory tax rate

Allowance for loan and lease losses:	Six months ended		For year ended
	June 30,	June 30,	December 31,
	2012	2011	2011
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period	$29,568	$24,063	$24,063

Loans charged-off:
Commercial	4,099	4,804	8,651
Construction	4,838	2,496	3,254
Lease financing	87	-	39
Residential mortgage	-	49	2,870
Consumer	258	681	1,280
Total	9,282	8,030	16,094

Recoveries:
Commercial	1,272	15	91
Construction	9	2	4
Lease financing	12	-	-
Residential mortgage	85	-	-
Consumer	-	-	6
Total	1,378	17	101
Net charge-offs	7,904	8,013	15,993
Provision charged to operations	9,507	11,635	21,498

Balance in allowance for loan and lease losses at end of period	$31,171	$27,685	$29,568
Net charge-offs/average loans	0.45%	0.49%	0.96%

Loan portfolio:	June 30,	March 31,	December 31,	June 30,
	2012	2012	2011	2011
	(dollars in thousands)

Commercial	$441,167	$445,912	$450,411	$450,916
Commercial mortgage (1)	596,639	617,871	609,487	593,842
Construction	269,636	248,232	246,611	205,730
Total commercial loans	1,307,442	1,312,015	1,306,509	1,250,488
Direct lease financing	140,012	130,321	129,682	127,016
Residential mortgage	97,226	94,438	96,110	98,113
Consumer loans and others	255,769	208,584	209,041	200,132
	1,800,449	1,745,358	1,741,342	1,675,749
Unamortized loan costs	3,863	3,509	3,486	2,911
Total loans, net of deferred loan costs	$1,804,312	$1,748,867	$1,744,828	$1,678,660

Supplemental loan data:
Construction 1-4 family	$79,546	$85,461	$85,189	$93,422
Commercial construction, acquisition and development	190,090	162,771	161,422	112,308
	$269,636	$248,232	$246,611	$205,730
(1) At June 30, 2012 our owner-occupied loans amounted to $142 million, or 23.8% of commercial mortgages.

Capital Ratios

	Tier 1 capital to average assets	Tier 1 capital to risk-weighted assets	Total capital to risk-weighted assets
As of June 30, 2012
The Company	8.16%	14.63%	15.88%
The Bancorp Bank	6.71%	12.04%	13.30%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

As of December 31, 2011
The Company	8.69%	14.64%	15.89%
The Bancorp Bank	6.13%	10.34%	11.60%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

	Three months ended			Year ended
	June 30,		December 31,	December 31,
	2012	2011	2011	2011
Selected operating ratios:
Return on average assets	0.46%	0.10%	0.43%	0.31%
Return on average equity	5.54%	1.02%	4.84%	3.54%
Net interest margin	2.59%	3.13%	2.89%	2.96%
Efficiency ratio	67.15%	71.27%	67.21%	67.96%
Book value per share	$8.54	$7.90	$8.18	$8.18

	June 30,	March 31,	December 31,	June 30,
	2012	2012	2011	2011
Asset quality ratios:
Nonperforming loans to total loans (1)	1.55%	1.42%	1.24%	1.43%
Nonperforming assets to total assets (1)	1.04%	0.79%	0.97%	1.12%
Allowance for loan and lease losses to total loans	1.73%	1.80%	1.69%	1.65%

Nonaccrual loans	$24,815	$20,929	$17,587	$19,526
Other real estate owned	4,919	7,726	7,405	3,764
Total nonperforming assets	$29,734	$28,655	$24,992	$23,290

Loans 90 days past due still accruing interest	$3,105	$3,914	$4,101	$4,397
(1) Nonperforming loans are defined as nonaccrual loans and restructured loans. Loans 90 days past due and still accruing interest are also included in these ratios.